Exhibit 10.3

PROMISSORY NOTE

Principal Amount: US$5,000,000

Hong Kong

Date: 1 August 2014

FOR VALUE RECEIVED We, ASIA SIXTH ENERGY RESOURCES LIMITED, a company with limited liability under the laws of the British Virgin Islands, having its registered address at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands (“Asia Sixth”), hereby unconditionally and irrevocably promise to pay to PACIFIC ENERGY DEVELOPMENT CORP., a company existing under the laws of the State of Nevada, United States of America, having its address at 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506, United States of America (the “Beneficiary” which term shall include its successors, transferees and assigns) or to its order the principal sum of US$5,000,000 (United States Dollars Five Million) and such amount as represents interest on the said principal sum from the Maturity Date (such term as defined below) until such principal sum shall be paid in full.

The outstanding principal balance of this promissory note shall be due and payable upon the termination of the Caspian SPA (such term as defined below) (the “Maturity Date”).  In the event that the outstanding principal amount due under this promissory note is not paid on or before the Maturity Date, interest on the said principal amount shall accrue daily, in arrears, at an annual rate of 10%, to be compounded annually, and shall be payable on the first business day of each month, commencing from the first business day of the first month following the Maturity Date.

All sums payable under this promissory note shall be paid in full in United States dollars in immediately available funds without set-off or counterclaim for any reason whatsoever and without deduction of or withholding for or on account of any present or future taxes duties levies imposts or charges of any nature whatsoever, except to the extent that any such deduction or withholding is required to be made under the laws of Hong Kong Special Administrative Region of the People's Republic of China (“Hong Kong”).

Each maker, endorser and guarantor of this promissory note hereby waives presentment for payment, notice of dishonour, protest and notice of protest.

The Beneficiary may freely transfer and/or assign all or any part of this promissory note and the rights, interest and benefit of the Beneficiary hereunder to any person. For the avoidance of doubt, any subsequent assignee may also freely transfer and/or assign all or any part of the promissory note and the rights, interest and benefit of the said assignee to any person.

Asia Sixth confirms and acknowledges that Asia Sixth and the Beneficiary, amongst others, entered into an agreement (“Caspian SPA”) on the date of this promissory note, under which each of Asia Sixth and the Beneficiary will subscribe for shares in Caspian Energy Inc. (“CEI”), and CEI shall allot and issue such shares at the closing of the Caspian SPA.

(a)
Asia Sixth hereby agrees and undertakes to the Beneficiary that with effect from the date hereof, the Beneficiary shall hold a first priority lien and security interest in, to and under all of the assets of Asia Sixth (the “Collateral”), including, but not limited to, Asia Sixth’s ownership interest in all of its Subsidiaries, including Groenzee, and any dividends, proceeds from any disposal or sale of any shares of or assets in Asia Sixth or any Subsidiary thereof (including Groenzee and Aral), in each case payable to Asia Sixth or Groenzee, and any monies raised through debt financings, it being acknowledged by the Beneficiary that the creation of any Collateral over Asia Sixth’s indirect or indirect ownership interest in Aral is subject to obtaining the prior written consent and/or waiver of Caspian and relevant consent from the MOG.

Notwithstanding the foregoing, the Beneficiary consents to all of the transactions contemplated under the Caspian SPA, including the transfer of (i) the Asia Sixth Aral Interests; (ii) the Groenzee Shares; and (iii) the Purchased Debt; as well as the borrowing of the loan by Aral, the creation of the Collateral over all the Aral Interests and the subordination of all other existing loans owed by Aral as contemplated under the Aral Financing Documents, in each case in accordance with the Caspian SPA, PROVIDED THAT, prior to the closing of the Caspian SPA, Asia Sixth covenants and agrees not to (a) transfer (i) the Asia Sixth Aral Interests; (ii) the Groenzee Shares; and (iii) the Purchased Debt to any Person other than to CEI in accordance with the terms of the Caspian SPA; or (b) create any Collateral over any of the (i) the Asia Sixth Aral Interests; (ii) the Groenzee Shares; and (iii) the Purchased Debt in favor of any Person other than in accordance with the terms of the Caspian SPA.

The Beneficiary further covenants with Asia Sixth that, subject to the fulfillment of the conditions to the closing of the Caspian SPA under Sections 6.1, 6.2 and 6.3 thereof, it releases and discharges Asia Sixth from any and all Collateral over assets of Asia Sixth, including any Collateral over (i) the Asia Sixth Aral Interests; (ii) the Groenzee Shares; and (iii) the Purchased Debt, in each case immediately prior to the closing of the Caspian SPA.

(b)
At the written request of the Beneficiary, upon the termination of the Caspian SPA, Asia Sixth will join with the Beneficiary in executing one or more financing statements pursuant to applicable law in a form reasonably satisfactory to the Beneficiary and Asia Sixth (collectively the “Financing Statements” and each a “Financing Statement”), it being acknowledged by the Beneficiary that the execution of a Financing Statement by Asia Sixth shall be subject to the obtaining of necessary approval, consent, waiver of any Person (including any Governmental Authority) in accordance with applicable laws and/or contractual commitments binding on Asia Sixth.  Subject to the foregoing, Asia Sixth hereby authorizes the Beneficiary to file a Financing Statement signed only by the Beneficiary in all places where necessary to perfect the Beneficiary’s security interest in the Collateral in all jurisdictions where such authorization is permitted by applicable law. Without limiting the foregoing Asia Sixth agrees that whenever applicable law requires Asia Sixth to sign a Financing Statement for filing purposes, Asia Sixth hereby appoints the Beneficiary or any of the Beneficiary’s representatives as Asia Sixth’s attorney and agent, with full power of substitution, to sign or endorse Asia Sixth’s name on any Financing Statement or other document necessary to give effect to the above and authorizes the Beneficiary to file a Financing Statement in all places where necessary to perfect the Beneficiary’s security interest in the Collateral; and Asia Sixth ratifies all acts of the Beneficiary and said representatives. A carbon, photographic or other reproduction of this promissory note or of a Financing Statement is sufficient as a Financing Statement. Upon full payment of all obligations under this promissory note, the lien or charge created hereby or resulting herefrom, shall automatically cease to exist and the Beneficiary shall file all termination statements and take all actions necessary to accomplish this purpose as may be reasonably requested by Asia Sixth.

(c)
Sixth Energy agrees that all obligations to repay or otherwise satisfy debt, other monies, chattel or equity interests due and owing by Asia Sixth to Sixth Energy, as the date of, or maturing after, the termination of this promissory note, including, but not limited to, pursuant to the Existing Shareholder Loan Agreement, as amended or superseded to date, shall be expressly subordinated to Asia Sixth’s obligation to refund the full amount of the Initial Subscription Price to the Beneficiary hereunder, and that until Asia Sixth has fully satisfied its obligation to refund the full amount of the Initial Subscription Price to the Beneficiary as required hereunder, nothing of value shall be paid, issued, delivered or otherwise transferred to Sixth Energy.  Notwithstanding the foregoing, the Beneficiary acknowledges and agrees that subject to, and simultaneously with the closing of the Caspian SPA, Asia Sixth will cause certain number of the Common Shares and Asia Sixth Consideration Options to be issued to Sixth Energy and setting-off against a corresponding amount of indebtedness owing by Asia Sixth to Sixth Energy.

This promissory note and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong, and we hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

In this promissory note,

“Aral” means Aral Petroleum Capital Limited Liability Partnership, a legal entity established under the laws of Kazakhstan, having state registration certificate No. 65245-1910- TOO (ИУ) issued by the Justice Department of the City of Almaty of the Ministry of Justice of Kazakhstan on 25 August 2004 and with its registered address at 77 Dzhambul Street, Almaty, 050012, Kazakhstan.

“Aral Financing Documents” has the meaning given to it in the Caspian SPA.

“Aral Interests” has the meaning given to it in the Caspian SPA.

“Asia Sixth Aral Interests” has the meaning given to it in the Caspian SPA.

“Asia Sixth Consideration Options” has the meaning given to it in the Caspian SPA.

“Caspian” means Caspian Energy Ltd., a company established under the laws of the province of Ontario, Canada, registration No. 001632538, located at 2100 Scotia Plaza, 40 King Street West, Toronto, Ontario, Canada, M5H 3C2.

“Common Shares” has the meaning given to it in the Caspian SPA.

“Existing Shareholder Loan Agreement” means the shareholder loan agreement dated 28 December 2011 between The Sixth Energy Limited (as lender) and the Company (as borrower).

“Governmental Authority” means any national or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, juridical, public, regulatory, legislative or statutory instrumentality, authority, body, agency, department, bureau or entity (including any zoning authority or any comparable authority).

“Groenzee” means Groenzee B.V., a private company with limited liability, governed by Dutch law, with corporate seat in Amsterdam, the Netherlands, registered with the Dutch Trade Register under number 27237041.

“Groenzee Shares” has the meaning given to it in the Caspian SPA.

“Initial Subscription Price” has the meaning given to it in the Original Agreement.

“MOG” means the Ministry of Oil and Gas of the Republic of Kazakhstan.

“Person” means any individual, partnership, joint venture, joint stock company, company, corporation, trust, estate, juridical entity, firm, association (whether a body corporate or an unincorporated association of Persons), statutory body, unincorporated organisation, or Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Purchased Debt” has the meaning given to it in the Caspian SPA.

“Sixth Energy” means The Sixth Energy Limited, a company incorporated under the laws of the British Virgin Islands and having its registered office at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

“Subsidiary” means, with respect to any Person: (a) any company or corporation more than 50% of whose shares of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such company or corporation (irrespectively of whether or not at the time shares of any class or classes of such company or corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person; and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

In witness whereof this Deed has been executed by us and is intended to be and is hereby delivered on the day and year first above written.

SIGNED by Mr. Zhao Wei	)
as a Deed and SEALED AND DELIVERED	)
as a Deed by	)
Asia Sixth Energy Resources Limited	)
in the presence of :	)	/s/ Zhao Wei_____________________
Signatory

Signature of witness:  /s/ Ling Ling Ng
Name:  Ling Ling Ng
Address:  23rd Floor, One Pacific Place, 88 Queensway, HK
Occupation:  Trainee Solicitor

Form of Notice of Assignment of Promissory Note

To:    Asia Sixth Energy Resources Limited

We, PACIFIC ENERGY DEVELOPMENT CORP., a company existing under the laws of the State of Nevada, United States of America, having its address at 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506, United States of America, (the “Assignor”); CASPIAN ENERGY INC., a corporation existing under the laws of Ontario, Canada (the “Assignee”) hereby confirm and give you notice that the Assignor has assigned absolutely to and in favour of the Assignee, and the Assignee has agreed to assume on the date hereof, all of the Assignor’s right, title and interest in the debt owing by you to the Assignor in the principal amount of US$5,000,000 (the “Assigned Amount”) on the terms and conditions of the promissory note issued by you to the Assignor on _______________ 2014 for the total principal amount of US$5,000,000, and the full right, title and benefit attaching thereto.

The Assignor hereby irrevocably advises you that, with effect from the receipt of this Notice, you shall pay to the Assignee or as the Assignee may from time to time direct in writing (whose receipt therefor shall be full and proper discharge) all payments in respect of the Assigned Amount due by you.  The Assignor further irrevocably authorises and instructs you to act in accordance with the directions and instructions of the Assignee from time to time in relation thereto and the Assignee has irrevocably entrusted with all rights and benefits hitherto exercisable by the Assignor in respect of the Assigned Amount. For the avoidance of doubt, the Assignee may freely transfer and/or assign all or any part of its right in relation to the Assigned Amount to any person and a separate notice will be served to you. Please acknowledge receipt of this Notice by signing, dating and returning the enclosed copy of this Notice to the Assignee, whose address is set out above.

Dated this ____ day of _________.

For and on behalf of Pacific Energy Development Corp.
By:
Name:
Title:

For and on behalf of Caspian Energy Inc.
By:
Name:
Title:

Received on ________________________ by:

For and on behalf of
Asia Sixth Energy Resources Limited
By:
Name:
Title: